EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Second Quarter 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$20,091	53,289	0.37
Net loss from discontinued operations	(1,325)	53,289	(0.02)
Net income available to common stockholders	$18,766	53,289	0.35

Effect of dilutive securities:
Restricted stock	-	7
Restricted stock units	-	768
Stock options	-	115
Deferred shares	-	182

Diluted EPS:
Net income from continuing operations	$20,091	54,361	0.37
Net loss from discontinued operations	(1,325)	54,361	(0.02)
Net income available to common stockholders	18,766	54,361	0.35

Second Quarter 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$15,358	52,571	$0.29
Net income from discontinued operations	330	52,571	0.01
Net income available to common stockholders	$15,688	52,571	$0.30

Effect of dilutive securities:
Restricted stock	-	260
Restricted stock units	-	145
Stock options	-	82
Deferred shares	-	176

Diluted EPS:
Net income from continuing operations	$15,358	53,234	$0.28
Net income from discontinued operations	330	53,234	0.01
Net income available to common stockholders	15,688	53,234	0.29

Six Months 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$26,684	53,217	0.50
Net loss from discontinued operations	(2,115)	53,217	(0.04)
Net income available to common stockholders	$24,569	53,217	0.46

Effect of dilutive securities:
Restricted stock	-	44
Restricted stock units	-	726
Stock options	-	121
Deferred shares	-	181

Diluted EPS:
Net income from continuing operations	$26,684	54,289	0.49
Net loss from discontinued operations	(2,115)	54,289	(0.04)
Net income available to common stockholders	24,569	54,289	0.45

Six Months 2009	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$2,408	52,462	$0.04
Net income from discontinued operations	403	52,462	0.01
Net income available to common stockholders	$2,811	52,462	0.05

Effect of dilutive securities:
Restricted stock	-	311
Restricted stock units	-	126
Stock options	-	98
Deferred shares	-	184

Diluted EPS:
Net income from continuing operations	$2,408	53,181	$0.04
Net income from discontinued operations	403	53,181	0.01
Net income available to common stockholders	2,811	53,181	0.05